Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

FOURTEENTH AMENDMENT
KANSAS CITY LIFE
DEFERRED COMPENSATION PLAN

The Kansas City Life Deferred Compensation Plan (the “Plan”) is hereby amended and restated by Kansas City Life Insurance Company to be effective July 2, 2012, as follows:
ARTICLE I

Creation and Purpose

1.	It is the intention of the Company to maintain this Plan for the benefit of designated employees selected by Kansas City Life Insurance Company.

2.
The Plan is intended to be (and shall be administered as) an unfunded employee pension plan benefiting a select group of management or highly compensated employees under the provisions of ERISA. The Plan shall be “unfunded” for tax purposes and for purposes of Title I of ERISA. Any and all payments under the Plan shall be made solely from the general assets of the Company. A Participant’s interests under the Plan do not represent or create a claim against specific assets of the Company. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between the Administrative Committee, the Plan Investment Committee, and the Company, and a Participant, the Participant’s beneficiary or any other person. To the extent any person acquires a right to receive payments from the Company under this Plan, such right is no greater than the right of any other unsecured general creditor of the Company. The Plan is intended to be in compliance with Code Section 409A and shall be interpreted, applied and administered at all times in accordance with Code Section 409A and guidance issued thereunder.

3.
By enrolling in this Plan, an employee agrees to defer a portion of his or her future earnings. It is the intent of this Plan that accumulated and vested benefits will be paid to Participants at the time of an event allowed under Code Section 409A, hereinafter referred to as a “Payment Event”, as follows:

a.	a specified time or pursuant to a fixed scheduled specified under the Plan;

b.	Separation from Service;

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

c.	Disability;

d.	death;

e.	Change in the Effective Control of the Company or Change in Ownership of the Company; or

f.	the occurrence of an Unforeseeable Emergency.
ARTICLE II

Definitions

(a)	“Account” shall mean the notional account or accounts the Company establishes under the Plan for each Participant and, as applicable, means a Participant’s Deferral Account or Company Credit Account.

(b)	“Administrative Committee” or “Committee” shall mean the committee designated by the Executive Committee of Kansas City Life Insurance Company to administer the Plan as provided in Article III.

(c)	“Bonus” shall mean Regional Marketing, Group Sales and Incentive bonuses by the Company.

(d)
“Change in the Effective Control” of the Company shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company or on the date a majority of members of the Company’s Board of Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.

(e)
“Change in the Ownership” of the Company shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and applicable regulations thereunder.

(g)	“Company Stock” shall mean shares of the common capital stock of Kansas City Life Insurance Company.

(h)
“Company” shall mean Kansas City Life Insurance Company, a Missouri Corporation, Sunset Life Insurance Company of America, a Missouri Corporation, Old American Insurance Company, a Missouri Corporation and any other subsidiary corporation of Kansas City Life Insurance Company, any or all of which may sometimes be referred to herein as affiliated corporations.

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

(i)	“Deferral Election” shall mean a Participant’s election to defer Salary or Bonus as provided in paragraph 3 of Article IV.

(j)
“Disability” shall mean that the Participant, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, is (i) unable to engage in any substantial gainful activity or (ii) receiving income replacement benefits for at least three (3) months under an accident and health plan covering employees of the Company. The Administrative Committee will make all determinations of Disability under this Plan.

(k)	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(l)	“Kansas City Life 401(k) Plan” shall mean the Kansas City Life Insurance Company Savings and Profit Sharing Plan, as amended from time to time.

(m)
“Participant” shall mean any employee of the Company who is a member of a select group of management or highly compensated employees and who is designated for participation in the Plan by Kansas City Life Insurance Company from time to time.

(n)	“Plan Investment Committee” shall mean the committee designated by the Executive Committee of Kansas City Life Insurance Company to select investment funds under the Plan as provided in Article VI.

(o)	“Plan Year” shall mean the twelve (12) month period beginning January 1st of each year and ending December 31st of each year.

(p)
“Related Company” means any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Company or any corporation or other entity with whom the Company is considered a single employer under Code Section 414(c).

(q)
“Salary” shall mean only the fixed amounts, weekly, semi-monthly, or monthly, due and payable to the employee by the Company, and does not include any bonuses, overtime pay or other extraordinary payments by the Company.

(r)
“Separation from Service” shall mean a Participant’s termination of employment with the Company and any Related Company that constitutes a separation from service within the meaning of Code Section 409A(2)(A)(i).

(s)
“Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution under the Plan is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent that liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under the Plan. The Administrative Committee will make all determinations of Unforeseeable Emergencies under this Plan.

(t)	“Valuation Date” shall mean each business day that the New York Stock Exchange is open for trading, as provided in Article VI for valuing Accounts in the Plan.

(u)
“Years of Employment” at any particular time shall mean, for a Participant who is then a participant in the Kansas City Life 401(k) Plan, the Participant’s years of employment as determined under the Kansas City Life 401(k) Plan at such time for vesting purposes. For any other Participant, Years of Employment at any particular time shall mean the Participant’s years of employment as determined under the definition of years of employment under the Kansas City Life 401(k) Plan at such time for vesting purposes. Notwithstanding the foregoing, for purposes of determining Years of Employment a Participant’s employment with Old American Insurance Company prior to November 1, 1991 shall not be taken into account.

ARTICLE III

Administrative Committee

1.
The Administrative Committee, sometimes herein referred to as the “Committee”, shall consist of a number of persons, not less than three (3) nor more than five (5), designated by the Executive Committee of Kansas City Life Insurance Company, who shall serve until their successors are designated, and said Committee shall have the responsibility for the general administration of the Plan and for carrying out the provisions of the Plan in accordance with its terms. The Committee shall have absolute discretion in carrying out its responsibilities.

2.
The Committee may appoint from its members such committees with such powers as it shall determine; may authorize one (1) or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; and may utilize counsel, employ agents and provide for such clerical and accounting services as it may require in carrying out the provisions of the Plan.

3.	The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

4.
The action of a majority of the members expressed from time to time by a vote in a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

5.
No member of the Committee shall receive any compensation for his or her services as such, and, except as required by law, no bond or other security shall be required of him in such capacity in any jurisdiction.

6.
Subject to the limitations of this Plan, the Committee from time to time shall establish rules or regulations for the administration of the Plan and the transaction of its business. The Committee shall have full and complete discretionary authority to construe and interpret the Plan and decide any and all matters arising hereunder (except such matters which the Executive Committee of the Company from time to time may reserve for itself) including the right to remedy possible ambiguities, inconsistencies or omissions. All interpretations, determinations and decisions of the Committee or the Executive Committee of Kansas City Life Insurance Company in respect of any matter hereunder shall be final, conclusive and binding on all parties affected thereby. The Committee shall, when requested, submit a report to the Executive Committee of Kansas City Life Insurance Company giving a brief account of the operation of the Plan and the performance of the various investment funds and Accounts established pursuant to the Plan.

7.
Any member of the Committee may resign by giving notice to the Executive Committee at least fifteen (15) days before the effective date of his or her resignation. Any Committee member shall resign upon request of the Executive Committee. The Executive Committee shall fill all vacancies on the Committee as soon as is reasonably possible after a resignation takes place, and until a new appointment takes place, the remaining members of the Committee shall have authority to act, if approved by either a majority of the remaining members or by two (2) members, whichever number is lesser.

ARTICLE IV

Participation in the Plan

1.
An employee who has been designated for participation in the Plan by Kansas City Life Insurance Company for a particular Plan Year may make a Deferral Election for such Plan Year as provided in paragraph 2 and paragraph 3 of this Article IV.

2.
An eligible employee who desires to defer Salary and/or Bonus (if applicable) under the Plan must execute a Salary and/or Bonus deferral agreement in the form prescribed by the Company, as provided in paragraph 3 of this Article IV, and the employee shall thereby agree to the terms of this Plan and any amendments thereto.

3.
On or before the December 31 immediately preceding a Plan Year, a Participant may elect to have his or her Bonus earned in such Plan Year and his or her Salary (or either) reduced in an amount equivalent to one percent (1%) through one hundred percent (100%), and said amount shall be withheld by payroll deduction. This election is the Participant’s Deferral Election. A Participant will make a Deferral Election for Salary and a Deferral Election for Bonus. Effective for Plan Years beginning on or after January 1, 2013, if the Participant fails to make a Deferral Election with respect to Salary or Bonus for a particular Plan Year, then the Participant is deemed to have elected to defer 0% of Salary or Bonus for such Plan

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

Year. A Deferral Election for a Plan Year shall be irrevocable after December 31 of the year immediately preceding the Plan Year for which the Deferral Election is made except as otherwise provided in paragraph 9 of Article IV. The amount subject to a Participant’s Deferral Election for a particular Plan Year, as adjusted for earnings, shall be referred to as a Participant’s Deferral Account. Notwithstanding the preceding sentence, amounts deferred for Plan Years commencing on or before January 1, 2012 may be held in up to a total of three Deferral Accounts (subject to any subsequent elections) under the provisions of the Plan then in effect, which accounts may sometimes be referred to as Distribution Option A, Distribution Option B and Distribution Option C.

4.
At the same time a Participant makes a Deferral Election the Participant will also select (by either actual selection or a default selection), a time and form of payment of the Deferral Account thereby established. The time and form of payment selection shall be as follows:

a.	Time of Payment of a Deferral Account

i.
The Participant may select payment at Separation from Service, or the Participant may select payment at a specified date in a specified Plan Year in accordance with procedures established by the Committee for the selection of a specified date and a specified Plan Year.

ii.	The Participant may select if he or she shall take a distribution if Separation from Service occurs before the specified date selected.

iii.	If the Participant fails to select a time of payment of a Deferral Account, then the Participant shall be deemed to have selected payment at Separation from Service.

iv.
Notwithstanding the Participant’s selection or deemed selection of a time of payment, if prior to the commencement of payment otherwise applicable with respect to a Deferral Account the Participant dies or the Participant incurs a Disability, then such death or Disability shall be a Payment Event, and payment of such Deferral Account shall thereupon be made to the Participant or to the Participant’s beneficiary. Notwithstanding the Participant’s selection or deemed selection of a time of payment, if at any time before or after the commencement of payment with respect to the Participant’s Deferral Account or Deferral Accounts there is a Change in the Effective Control of the Company that is the employer of the Participant or there is a Change in the Ownership of the Company that is the employer of the Participant, then such Change in the Effective Control or Change in Ownership shall be a Payment Event and payment of all Deferral Accounts of the Participant shall thereupon be made to the Participant.

v.
If at any time while one or more Deferral Accounts are held for the Participant hereunder the Committee determines that a Participant has an Unforeseeable Emergency, then notwithstanding the Participant’s selection or deemed selection of a time of payment, the Committee may determine that an amount shall be thereupon paid to the Participant in a lump sum cash payment as

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

determined pursuant to the provisions of paragraph (s) of Article II. Any such payment shall be made on a pro rata basis from each of the Participant’s Deferral Accounts if more than one Deferral Account is then held for the Participant hereunder.

b.	Form of Payment of a Deferral Account

i.	The Participant may select payment in a lump sum cash distribution.

ii.
The Participant may select payment in the form of a specified period annuity with monthly cash payments for a period of 5, 10, 15 or 20 years or as otherwise permitted by the Committee. For form of payment selections made after July 2, 2012, if the Participant selects a specified period annuity and fails to designate the applicable period of years, the Participant shall be deemed to have designated a period of 20 years.

iii.	The Participant may select payment in one of the following actuarially equivalent annuity forms with monthly cash payments:

1.	Life Only Annuity

2.	Certain and Life Annuity

3.	Installment Refund Annuity

4.	Joint and Survivor Life Annuity

5.	Joint and Survivor Certain and Life Annuity
This paragraph applies with respect to form of payment selections made after July 2, 2012. If the Participant selects the Certain and Life Annuity or the Joint and Survivor Certain and Life Annuity, the Participant shall designate a period certain of either 5, 10, 15 or 20 years or as otherwise permitted by the Committee, but if the Participant fails to designate the period certain, then the Participant shall be deemed to have designated a period certain of 20 years. If the Participant selects the Joint and Survivor Life Annuity or the Joint and Survivor Certain and Life Annuity and the Participant fails to designate the individual with the survivor interest, then the individual with the survivor interest shall be the Participant’s spouse. If the Participant selects the Joint and Survivor Life Annuity or the Joint and Survivor Certain and Life Annuity, the Participant shall designate a survivor percentage of either 50%, 66.7%, 75% or 100%, but if the Participant should fail to designate the survivor percentage, then the Participant shall be deemed to have designated a survivor percentage of 66.7%.

Each of the forms of payment under this subparagraph (iii) is a life annuity form of payment within the meaning of Code Section 409A. If the Participant selects one of the forms of payment under this subparagraph (iii), then prior to the commencement of payment to the Participant, the Participant may change the Participant’s selection to another one of the forms of payment under this subparagraph (iii), provided that the time of payment does not change and provided that each selected form of payment is actuarially equivalent applying reasonable actuarial methods and assumptions.

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

iv.	If the Participant fails to select the form of payment of a Deferral Account, then the Participant shall be deemed to have selected payment in the form of a lump sum cash distribution.

v.
Notwithstanding the Participant’s selection or deemed selection of a form of payment, if payment is made under the provisions of the preceding subparagraph (a)(iv) on account of the Participant’s Disability or death, or on account of a Change in the Effective Control of the Company that is the employer of the Participant, or on account of a Change in the Ownership of the Company that is the employer of the Participant, or if payment is made under the provisions of the preceding subparagraph (a)(v) on account of the Participant’s Unforeseeable Emergency, then any such payment shall be in the form of a lump sum cash distribution.

vi.
If as of the date of the Payment Event applicable to a Participant’s Deferral Account the value of the Participant’s Deferral Account does not exceed $5,000, then payment of the Participant’s Deferral Account will be in the form of a lump sum cash distribution notwithstanding the Participant’s selection or deemed selection of a form of payment; provided, however, this paragraph shall apply only with respect to Deferral Accounts established pursuant to Deferral Elections made for Plan Years beginning on or after January 1, 2013.

5.
Except to the extent otherwise specifically provided hereunder, a Participant may cancel or change his or her time of payment selection and form of payment selection with respect to a Deferral Account only as provided in the following paragraph 6 of this Article IV.

6.
A Participant’s subsequent election, meaning a change in a time of payment of a Deferral Account or form of payment of a Deferral Account, will apply to the Participant’s entire Deferral Account and may not apply to a portion of a Deferral Account except as provided in the following sentence. A Participant may make a subsequent election with respect to a designated portion of a Deferral Account if the Deferral Account consists of amounts deferred for Plan Years commencing on or before January 1, 2012. A subsequent election will not take effect until twelve (12) months after the date on which such subsequent election is made. A payment with respect to which a subsequent election is made must be deferred for a period of not less than five (5) years from the date such payment would have otherwise been paid pursuant to the Participant’s previous selection, or in the case of an annuity, five (5) years from the date the first annuity payment was scheduled to be paid pursuant to the Participant’s previous selection. Any subsequent election related to a payment at a specified time must be made not less than twelve (12) months before the date the payment is scheduled to be paid, or in the case of an annuity, twelve (12) months before the date the first annuity payment is scheduled to be paid.

7.
In the case of a Participant who is a Specified Employee within the meaning of Code Section 409A(a)(2)(B)(i), any payment made on account of the Participant’s Separation from Service may not be made or commenced prior to the date that is six (6) months after the Participant’s Separation from Service.

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

8.
If a payment is made as a result of the death of the Participant under the provisions of paragraph 4(a)(iv) of this Article IV, the payment shall be made to the Participant’s beneficiary designated in accordance with Plan procedures, but if there is no such designated beneficiary then as provided in paragraph 2 of Article VIII.

9.
The Participant may cancel his or her Deferral Election due to Unforeseeable Emergency upon approval by the Administrative Committee. The Participant may also cancel his or her Deferral Election where such cancellation occurs by the later of the end of the taxable year of the Participant or the 15th day of the third month following the date the Participant incurs a Disability recognized by the Administrative Committee under the terms of this Plan. In the event the Participant receives a distribution from the Kansas City Life 401(k) Plan on account of hardship, and if under Code Section 401(k) the suspension of deferrals under other arrangements such as this Plan is required, then the Participant’s Deferral Election, if any, under which deferrals would otherwise be made during the six (6) month period following the date of such hardship distribution from the Kansas City Life 401(k) Plan shall be cancelled.

10.
Payment of a Participant’s Deferral Account shall be made or commenced in the form of payment provided hereunder within the period of ninety (90) days following the Payment Event that is the time of payment for such Deferral Account.

ARTICLE V

Company Credit Account

1.
The Company may, solely at its discretion, credit additional amounts to a Company Credit Account for any one or more Participants from time to time as determined by the Company. The balance in the Company Credit Account established for each Participant shall be adjusted as provided in Article VI and shall be subject to the vesting provisions of Article VII. Subject to a Participant’s partial subsequent election under the provisions of paragraph 6 of Article IV, the Company Credit Account established for a Participant for Plan Years commencing on or before January 1, 2012 will have the same time and form of payment as the Participant’s Deferral Account consisting of amounts deferred for Plan Years commencing on or before January 1, 2012, but if the Participant shall have more than one such Deferral Account then the Company Credit Account will have the same time and form of payment on a pro rata basis as such Deferral Accounts.

2.
A separate Company Credit Account shall be maintained for all amounts credited under this Article V with respect to each Plan Year commencing on or after January 1, 2013. Prior to the first day of each Plan Year commencing on or after January 1, 2013 that an amount is credited on behalf of a Participant under this Article V the Participant shall make, or shall be deemed to make, a time of payment selection and form of payment selection with respect to the Company Credit Account established for amounts credited under this Article V with respect to such Plan Year. For purposes of the Participant’s time of payment selection and form of payment selection with respect to such Company Credit Account, the provisions of Article IV shall apply as if the Company Credit Account were a Deferral Account, and

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

payment to the Participant will be made accordingly. The Participant shall not be entitled to shares of the Company Stock.
ARTICLE VI

Adjustment of Accounts

1.
Deferral Account. An amount subject to a Participant’s Deferral Election shall be credited to the Participant’s Deferral Account on or as soon as feasible after the date such amount would have been paid to the Participant absent the Deferral Election. A Participant may direct, by written instruction delivered in accordance with Plan procedures, that his or her Deferral Account be valued as if it were invested in one or more of the investment funds, which may include Company Stock, designated by the Plan Investment Committee for such purpose. A Participant may select one or more investment funds in multiples of 1% of the balance in the Deferral Account. An election shall be effective as soon as administratively possible following the date of the change and shall apply to new contributions and/or previous accumulations as the Participant specifies.

Nothing in this Plan shall obligate the Company to transfer funds to a grantor trust nor shall anything contained herein be construed as obligating the Company to invest in the investment funds. The valuation of each Participant’s Deferral Account shall be based upon the performance as of each Valuation Date of the investment funds selected by the Participant. The fair market value of an investment fund shall be determined by the Plan Investment Committee and it shall represent the fair market value of all securities or other property held in the respective investment fund. If any Participant fails to file a designation he or she shall be deemed to have designated the default investment fund designated from time to time by the Plan Investment Committee.

2.	Company Credit Account. A Participant may direct that all or any part of his or her Company Credit Account be deemed invested as provided in paragraph 1 of this Article VI.

3.
Changes in Investment Allocation. A Participant may request a change to his or her hypothetical investment allocation in accordance with procedures established under the Plan, and such change shall become effective as soon as administratively feasible after such request.

4.
Valuation. As of each Valuation Date, the Account of each Participant under the Plan shall be valued at the fair market value of the hypothetical investments then applicable for the purpose of determining income and gains or losses for the Account. The fair market value of the Company Stock shall be determined based on the closing price of the Company Stock on any Valuation date. A valuation summary of a Participant’s Account shall be prepared at least quarterly.

5.
Funding Obligation of the Company. The Company has no obligation to fund any benefits that shall become due under the Plan. The Company has the right, but no obligation, to utilize a grantor ("rabbi") trust to assist with its payment obligations. Benefits are payable

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

as they become due irrespective of any actual investments the Company may make to meet its obligations. Neither the Company nor any trustee (in the event the Company elects to use a grantor trust to accumulate funds) shall be obligated to purchase or maintain any asset, and any reference to investment or investment funds is solely for the purpose of computing the value of benefits. To the extent a Participant or any other person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured creditor of the Company.
ARTICLE VII

Vesting

1.	Each Participant’s Deferral Accounts shall be fully vested at all times.

2.	Commencing January 1, 2002, the value of a Participant’s Company Credit Accounts shall be vested based upon the Participant’s Years of Employment in accordance with the following schedule:

Years of Employment	Percentage Vested

1	0
2	20
3	40
4	60
5	80
6	100

3.
Notwithstanding the provisions of the preceding paragraphs of this Article VII, a Participant will be one hundred percent (100%) vested in the Participant’s Company Credit Accounts upon the Participant’s Separation from Service with the Company if such Separation from Service is on account of the Participant’s death, or if at the time of such Separation from Service the Participant either has attained age sixty-five (65), or has both completed five (5) Years of Employment and attained age fifty-five (55).

4.
If at the time of payment of all or any portion of a Participant’s Company Credit Account the Participant is not fully vested in such amount to be paid, then the nonvested percentage of such amount shall be forfeited and neither the Participant nor any beneficiary or survivor shall have any right to such forfeited amount.

ARTICLE VIII

General Regulations

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

1.
A Participant may designate a beneficiary in accordance with procedures established under the Plan. A Participant shall have the right to designate a new beneficiary at any time by filing with the Company a written request for such change, but any such change shall become effective only upon receipt of such request by the Company. Upon receipt by the Company of such request, the change shall relate back to and take effect as of the date such Participant signs such request whether or not such Participant is living at the time the Company receives such request. The Company may require all Participants to complete a new beneficiary designation form in connection with a change in the recordkeeper for the Plan.

2.
If there is no designated beneficiary living or in effect at the death of such Participant when any payment hereunder shall be payable to the beneficiary, then such payment shall be made as follows: To such Participant’s spouse, if living; if not living, to such Participant’s then living lineal descendants, per stirpes; if none survives, to such Participant’s surviving parent or parents equally. If neither survives, to such Participant’s executors or administrators.

3.
The interest hereunder of any Participant or beneficiary shall not be alienable, either by assignment or by any other method, and to the maximum extent permissible by law, shall not be subject to being taken, by any process whatever, by the creditors of such Participant or beneficiary. Notwithstanding the preceding sentence, payment may be made with respect to a Participant’s Account to the extent necessary to fulfill a domestic relations order as defined in Code Section 414(p)(1)(B) and in accordance with procedures established by the Administrative Committee from time to time.

4.	Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any employee the right to be retained in the employment of the Company.

5.
Kansas City Life Insurance Company shall have the right to amend or terminate this Plan at any time; provided, however, that no such action shall reduce a Participant's Account under the Plan without such Participant's written consent.

6.
To the extent required by law, the Company will withhold from a Participant’s current compensation such amounts as are required to be withheld for employment taxes. To the extent required by law, the Company will withhold from payments made under the Plan such amounts as are required to be withheld for federal, state, or local government income tax purposes. The Participant (or the Participant’s beneficiary) is solely responsible for the payment of all federal, state and local income and excise taxes resulting from the Participant’s participation in the Plan.

7.	This Plan shall be subject to, and construed in accordance with, the laws of the State of Missouri to the extent not preempted by federal law.
ARTICLE IX

Claims Procedure

1.	General. Any claim for benefits under the Plan must be filed by the Participant or beneficiary (“claimant”) in writing with the Administrative Committee and shall be subject to this claims

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

procedure as it may be modified from time to time by the Administrative Committee. If a claim relates to a Participant’s Disability the Administrative Committee will modify this claims procedure to the extent necessary under ERISA. If a claim for a Plan benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Administrative Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days, after receipt of the claim by the Administrative Committee or its delegate. Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

a.	the specific reason or reasons for the denial;

b.	specific reference to the pertinent Plan provision upon which the denial is based;

c.	a description of any additional material or information necessary for the claimant to perfect the claim; and

d.	an explanation of the Plan’s claim review procedure.

2.	Appeals Procedure. To appeal a denial of a claim, a claimant or the claimant’s duly authorized representative:

a.	may request a review by written application to the Administrative Committee not later than sixty (60) days after receipt by the claimant of the written notification of denial of a claim;

b.	may review pertinent documents; and

c.	may submit issues and comments in writing.
A decision on review of a denied claim will be made by the Administrative Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent Plan provisions on which the decision is based.

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Exhibit 10(a), Form 10-K
Kansas City Life Insurance Company

IN WITNESS WHEREOF, Kansas City Life Insurance Company has caused this amended and restated Plan to be executed by its duly authorized Officers and its Corporate Seal to be hereunto affixed, effective as of July 2, 2012, on this _____ day of ____________, 2012.

Kansas City Life Insurance Company

		By:	/s/ Charles R. Duffy
		Title:	Senior Vice President

ATTEST:

By:	/s/ Janice L. Poe
Its:	Assistant Secretary	(Corporate Seal)

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